UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 19, 2005

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2005, a Special Compensation Committee (the “Committee”) of Knight Transportation, Inc., an Arizona corporation (the “Company”), established the base salary levels of certain of the Company's officers for the remainder of 2005. The base salaries approved by the Committee include the following:

Chief Executive Officer	$540,000
Vice Chairman	$227,500
President	$290,000
Executive Vice President	$315,000

On August 19, 2005, the Committee also approved the following additional compensation items with respect to the Company's Chief Executive Officer:

▪
Subject to approval by the Company's shareholders of an amendment to the Company's 2003 Stock Option Plan to limit the maximum number of shares of stock issuable in respect of stock grants that may be awarded to any participant in any calendar year, the Committee approved a one-time grant to the Company’s Chief Executive Officer of an option to purchase 500,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s stock on the date of the grant, which option vested immediately and remains exercisable for a term of ten (10) years the date of the grant.

▪
The Committee adopted a policy that any annual stock option granted to the Company’s Chief Executive Officer for years after 2005 will fall within a range of 150% to 250% of the next highest annual stock option award made to the Company's senior executives, excluding the Chairman and Chief Executive Officer.

▪
The Committee adopted a policy that the Company’s Chief Executive Officer will receive, for the purpose of covering air travel expenses, a travel allowance, which will be determined annually by the Committee and which for 2005 was fixed at $150,000 effective August 3 and prorated for the balance of 2005.

▪	The Committee approved a provision stating that the Company’s Chief Executive Officer will be eligible to participate in all benefit programs made available by the Company to its most senior officers.

On August 19, 2005, subject to shareholder approval, the Committee also approved an amendment to the Company's 2003 Stock Option Plan to limit the maximum number of shares of stock issuable in respect of stock grants that may be awarded to any participant in any calendar year. The Committee directed that such amendment be submitted for approval by the Company's shareholders in accordance with to Section 162(m) of the Internal Revenue Code of 1986, as amended.

On August 19, 2005, the Committee also approved the Company's 2005 Executive Cash Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted for approval by the Company's shareholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. A summary of the material provisions of the Bonus Plan is as follows:

▪
Eligibility. For the remainder of 2005 (the "Initial Period") and for each year after 2005, the participants in the Bonus Plan will be those key officers and employees who are designated by the Committee to participate in the Bonus Plan from time to time.

▪
Business criteria upon which performance goals will be based. Specific performance goals for participating executives will be selected from among the business criteria described below. After the Initial Period, these goals must be established for each participant by the Committee prior to the 91st day of each performance period, but no later than the expiration of the first twenty-five percent (25%) of a performance period having a duration of less than one year for determining the participant's business criteria target. Under the Bonus Plan, the Committee must set one or more performance goals for each participant for the Initial Period and each subsequent year, or portion thereof, using one or more such goals established by the Committee, which will be based on the attainment of specified levels of one or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, measures based on the Company's "economic engine" identified from time-to-time in the Company's strategic plan, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on shareholders' equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, shareholder return, economic value added, number of operations centers, number of new operations centers, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

▪
Benefits under the Cash Bonus Plan. In general, the benefits under the Bonus Plan will consist of a cash bonus payable to participants provided the performance goals established by the Committee are met (and, if met, the extent to which such goals are met.) The bonus opportunity for each participant under the Bonus Plan each performance period will be related by a specific formula to the participant's base salary at the start of such performance period, provided that the maximum bonus paid under the Bonus Plan to any individual in respect of any year will not exceed $2 million.

▪
Administration of the Cash Bonus Plan. The Bonus Plan will be administered by the Committee, which at all times will be composed solely of at least two directors who are "outside directors" within the meaning of Section 162(m). All determinations of the Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

Finally, on August 19, 2005, the Committee established performance-based bonus criteria for 2005 for certain of the Company's officers pursuant to the Bonus Plan. Among the bonus criteria established were the following:

▪
The Company’s Chief Executive Officer will have the opportunity to earn a cash bonus of up to sixty percent (60%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and earnings per share (“EPS”) growth and the success of certain specified divisions of the Company.

▪
The Company’s Vice Chairman will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, days sales outstanding, and management development.

▪
The Company’s President will have the opportunity to earn an annual cash bonus of up to forty percent (40%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, the success of certain specified divisions of the Company, and improved safety.

▪
The Company’s Executive Vice President will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, and days sales outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: August 19, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer